 April 2024

Preliminary Pricing Supplement No. 1,912

Registration Statement Nos. 333-275587; 333-275587-01

Dated April 17, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF, which we refer to as the underlying shares, is at or above 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, beginning approximately three months after the original issue date, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to 90% of the respective initial share price, which we refer to as the respective call threshold level, on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount and the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 60% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the related contingent monthly coupon. However, if the final share price of any of the underlying shares is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon threshold level or respective downside threshold level of any of the underlying shares will result in no contingent monthly coupons and/or a significant loss of your investment, even if one or both of the other underlying shares have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying shares and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 3-year term, with no possibility of being called out of the securities until after the 3-month initial non-call period. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	VanEck® Gold Miners ETF (the “GDX Shares”), SPDR® S&P® Biotech ETF (the “XBI Shares”) and SPDR® S&P® Regional Banking ETF (the “KRE Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 23, 2024
Original issue date:	April 26, 2024 (3 business days after the pricing date)
Maturity date:	April 28, 2027
Early redemption:

The securities are not subject to automatic early redemption until approximately three months after the original issue date. Following this 3-month initial non-call period, if, on any redemption determination date, beginning on July 23, 2024, the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below the respective call threshold level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 14.00% (corresponding to approximately $11.667 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

●If the final share price of any of the underlying shares is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $960.60 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Terms continued from previous page:
Determination closing price:

With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), multiplied by the adjustment factor for such underlying shares on such redemption determination date or observation date, as applicable

Redemption determination dates:

Beginning after three months, monthly, beginning July 23, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Beginning after three months, monthly, beginning July 26, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the GDX Shares, $ , which is equal to 60% of its initial share price

With respect to the XBI Shares, $ , which is equal to 60% of its initial share price

With respect to the KRE Shares, $ , which is equal to 60% of its initial share price

Coupon threshold level:

With respect to the GDX Shares, $ , which is equal to 70% of its initial share price

With respect to the XBI Shares, $ , which is equal to 70% of its initial share price

With respect to the KRE Shares, $ , which is equal to 70% of its initial share price

Call threshold level:

With respect to the GDX Shares, $ , which is equal to 90% of its initial share price

With respect to the XBI Shares, $ , which is equal to 90% of its initial share price

With respect to the KRE Shares, $ , which is equal to 90% of its initial share price

Initial share price:

With respect to the GDX Shares, $ , which is its closing price on the pricing date

With respect to the XBI Shares, $ , which is its closing price on the pricing date

With respect to the KRE Shares, $ , which is its closing price on the pricing date

Coupon payment dates:

Monthly, beginning May 29, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon with respect to the final observation date, if any, will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to April 23, 2027 as the final observation date.

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date multiplied by the adjustment factor for such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61776LXE2 / US61776LXE28
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
May 23, 2024*	May 29, 2024*
June 24, 2024*	June 27, 2024*
July 23, 2024	July 26, 2024
August 23, 2024	August 28, 2024
September 23, 2024	September 26, 2024
October 23, 2024	October 28, 2024
November 25, 2024	November 29, 2024
December 23, 2024	December 27, 2024
January 23, 2025	January 28, 2025
February 24, 2025	February 27, 2025
March 24, 2025	March 27, 2025
April 23, 2025	April 28, 2025
May 23, 2025	May 29, 2025
June 23, 2025	June 26, 2025
July 23, 2025	July 28, 2025
August 25, 2025	August 28, 2025
September 23, 2025	September 26, 2025
October 23, 2025	October 28, 2025
November 24, 2025	November 28, 2025
December 23, 2025	December 29, 2025
January 23, 2026	January 28, 2026
February 23, 2026	February 26, 2026
March 23, 2026	March 26, 2026

April 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
April 23, 2026	April 28, 2026
May 26, 2026	May 29, 2026
June 23, 2026	June 26, 2026
July 23, 2026	July 28, 2026
August 24, 2026	August 27, 2026
September 23, 2026	September 28, 2026
October 23, 2026	October 28, 2026
November 23, 2026	November 27, 2026
December 23, 2026	December 29, 2026
January 25, 2027	January 28, 2027
February 23, 2027	February 26, 2027
March 23, 2027	March 26, 2027
April 23, 2027 (final observation date)	April 28, 2027 (maturity date)

*The securities are not subject to automatic early redemption until the third coupon payment date, which is July 26, 2024.

April 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF, which we refer to as the underlying shares, is at or above 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. It is possible that the determination closing price of any of the underlying shares could remain below the respective coupon threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities. We refer to these monthly coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each of the underlying shares was to be at or above the respective coupon threshold level on some monthly observation dates, one or more of the underlying shares may fluctuate below the respective coupon threshold level(s) on others. In addition, beginning approximately three months after the original issue date, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount and the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 60% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the related contingent monthly coupon. However, if the final share price of any of the underlying shares is less than the respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 14.00% (corresponding to approximately $11.667 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date. If on any observation date, the determination closing price of any of the underlying shares is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption (beginning after three months):

If the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any monthly redemption determination date, beginning on July 23, 2024 (approximately three months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the related contingent monthly coupon.

April 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

If the final share price of any of the underlying shares is less than the respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $960.60, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the call threshold levels, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

April 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying shares close at or above the respective coupon threshold levels on each monthly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of any of the underlying shares is below the respective coupon threshold level(s) on the related observation date.

Starting after three months, if each of the underlying shares closes at or above the respective call threshold level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below the respective call threshold level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more of the underlying shares is below the respective coupon threshold level(s) on the related observation date.

On the final observation date, each of the underlying shares closes at or above the respective downside threshold level. At maturity, investors receive the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above the respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below the respective call threshold level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more of the underlying shares are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

April 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each monthly redemption determination date (beginning after three months) and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After 3 Months)

April 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

April 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price, call threshold level, coupon threshold level and downside threshold level for each of the underlying shares will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

14.00% per annum (corresponding to approximately $11.667 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each of the underlying shares is at or above the respective coupon threshold level on the related observation date.

Automatic Early Redemption (starting after three months):

If the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any monthly redemption determination date, beginning on July 23, 2024, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to the respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to the respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

If the final share price of any of the underlying shares is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the GDX Shares: $30.00 With respect to the XBI Shares: $85.00 With respect to the KRE Shares: $50.00
Hypothetical Coupon Threshold Level:

With respect to the GDX Shares: $21.00, which is 70% of its hypothetical initial share price

With respect to the XBI Shares: $59.50, which is 70% of its hypothetical initial share price

With respect to the KRE Shares: $35.00, which is 70% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the GDX Shares: $18.00, which is 60% of its hypothetical initial share price

With respect to the XBI Shares: $51.00, which is 60% of its hypothetical initial share price

With respect to the KRE Shares: $30.00, which is 60% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the GDX Shares: $27.00, which is 90% of its hypothetical initial share price

With respect to the XBI Shares: $76.50, which is 90% of its hypothetical initial share price

With respect to the KRE Shares: $45.00, which is 90% of its hypothetical initial share price

1The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $11.667 is used in these examples for ease of analysis.

April 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price		Contingent Monthly Coupon
	GDX Shares	XBI Shares	KRE Shares
Hypothetical Observation Date 1	$26.00 (at or above its coupon threshold level)	$70.00 (at or above its coupon threshold level)	$40.00 (at or above its coupon threshold level)	$11.667
Hypothetical Observation Date 2	$15.00 (below its coupon threshold level)	$65.00 (at or above its coupon threshold level)	$42.00 (at or above its coupon threshold level)	$0
Hypothetical Observation Date 3	$25.00 (at or above its coupon threshold level)	$75.00 (at or above its coupon threshold level)	$20.00 (below its coupon threshold level)	$0
Hypothetical Observation Date 4	$10.00 (below its coupon threshold level)	$45.00 (below its coupon threshold level)	$25.00 (below its coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above the respective coupon threshold level. Therefore, a hypothetical contingent monthly coupon of $11.667 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, two of the underlying shares close at or above the respective coupon threshold levels but the other underlying shares closes below the respective coupon threshold level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below the respective coupon threshold level and accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below the respective coupon threshold level on the related observation date.

April 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after three months, if the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent monthly coupon with respect to the related observation date.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Share Price		Payment at Maturity
	GDX Shares	XBI Shares	KRE Shares
Example 1:	$25.00 (at or above its coupon threshold level and downside threshold level)	$65.00 (at or above its coupon threshold level and downside threshold level)	$40.00 (at or above its coupon threshold level and downside threshold level)	$1,011.667 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$20.00 (at or above its downside threshold level)	$42.50 (below its downside threshold level)	$65.00 (at or above its downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($42.50 / $85.00) = $500.00
Example 3:	$24.00 (at or above its downside threshold level)	$42.50 (below its downside threshold level)	$27.50 (below its downside threshold level)	$1,000 × ($42.50 / $85.00) = $500.00
Example 4:	$15.00 (below its downside threshold level)	$38.25 (below its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 × ($20.00 / $50.00) = $400.00
Example 5:	$9.00 (below its downside threshold level)	$34.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$1,000 × ($9.00 / $30.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above the respective coupon threshold level and downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent monthly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are at or above the respective downside threshold levels, but the final share price of the other underlying shares is below the respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above the respective downside threshold level, but the final share price of each of the other underlying shares is below the respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. While the GDX Shares have declined 20% from their initial share price to their final share price and the KRE Shares have declined 45% from their initial share price to their final share price, the XBI Shares have declined 50% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the XBI Shares, which are the worst performing underlying shares in this example.

In examples 4 and 5, the final share price of each of the underlying shares is below the respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In example 4, the GDX Shares have declined 50% from their initial share price to their final share price, the XBI Shares have declined 55% from their initial share price to their final share price, and the KRE Shares have declined 60% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the KRE Shares, which are the worst performing underlying shares in this example.

In example 5, the GDX Shares have declined 70% from their initial share price to their final share price, the XBI Shares have declined 60% from their initial share price to their final share price and the KRE Shares have declined 50% from their initial share price to their

April 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the GDX Shares, which are the worst performing underlying shares in this example.

If the securities are not called prior to maturity and the final share price of ANY of the underlying shares is below the respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

April 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than the respective downside threshold level of 60% of the respective initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above 70% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than the respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or more of the underlying shares could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying shares on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is below the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to the respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon threshold levels, downside threshold levels and call threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting the respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below the respective coupon threshold level on any observation date,

odividend rates on the stocks constituting the share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares, othe time remaining until the securities mature,

April 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

othe composition of each of the underlying shares and changes in the constituents of any of the underlying shares,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the NYSE Arca Gold Miners Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below the respective coupon threshold level, and especially if the price of any of the underlying shares is near or below the respective downside threshold level, or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment or receive a payment at maturity that is less than 60% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying shares will be at or above the respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or at or above the respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “VanEck® Gold Miners ETF Overview,” “SPDR® S&P® Biotech ETF Overview” and “SPDR® S&P® Regional Banking ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at

April 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any appreciation in any of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the call threshold level of such underlying shares, which is the price at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares) and (iii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying shares).

April 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the coupon threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above the respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any of the underlying shares have declined to below the respective downside threshold

April 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis at maturity, even if one or both of the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below the respective coupon threshold level on any observation date than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each of the underlying shares must close at or above the respective call threshold level on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one of the underlying shares.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invest in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invest to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. The stocks included in the S&P® Biotechnology Select Industry Index and that are generally tracked by the XBI Shares are stocks of companies primarily engaged in research, development, manufacturing and/or marketing of products based on genetic analysis and genetic engineering. Because the value of the securities is linked to the performance of the XBI Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. Industry-specific risks to which companies in the biotechnology sector are subject may include the following:

oAfter spending heavily on research and development, their products or services may not prove commercially successful or may become obsolete quickly;

April 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

oThe biotechnology industry may be subject to greater governmental regulation than other industries, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on the industry;

oCompanies in the biotechnology industry are subject to risks arising from new technologies and competitive pressures; and

oCompanies in the biotechnology industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

The XBI Shares may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The price of the XBI Shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank’s financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The GDX Shares are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange rate risk. Because the price of the GDX Shares is related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect the currencies in which the component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region. Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country. The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities of the NYSE Arca Gold Miners Index, the price of the GDX Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

April 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the NYSE Arca Gold Miners Index, the United States and other countries important to international trade and finance.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment adviser to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, an investment adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each share underlying index is responsible for calculating and maintaining the relevant share underlying index. The publisher of a share underlying index may add, delete or substitute the securities constituting such share underlying index or make other methodological changes that could change the value of such share underlying index, and, consequently, the price of the relevant underlying shares and the value of the securities. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate the respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and the respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and the respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming the respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

April 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

VanEck® Gold Miners ETF Overview

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the GDX Shares is accurate or complete.

Information as of market close on April 15, 2024:

Bloomberg Ticker Symbol:	GDX UP
Current Share Price:	$33.53
52 Weeks Ago:	$34.30
52 Week High (on 5/4/2023):	$35.69
52 Week Low (on 2/28/2024):	$25.78

The following graph shows the daily closing prices of the GDX Shares for the period from January 1, 2019 through April 15, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on April 15, 2024 was $33.53. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the GDX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the GDX Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the VanEck® Gold Miners ETF – Daily Closing Prices January 1, 2019 to April 15, 2024

*The black solid line indicates the coupon threshold level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

April 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

VanEck® Gold Miners ETF (CUSIP 92189F106)	High ($)	Low ($)	Period End ($)
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter	33.27	26.68	32.35
Second Quarter	35.87	29.22	30.11
Third Quarter	32.63	26.91	26.91
Fourth Quarter	31.98	25.91	31.01
2024
First Quarter	31.62	25.78	31.62
Second Quarter (through April 15, 2024)	34.45	32.03	33.53

This document relates only to the securities offered hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or

April 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts or global depositary receipts of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

April 2024 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Biotech ETF Overview

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. It is possible that this fund may not fully replicate the performance of the S&P® Biotechnology Select Industry Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XBI Shares is accurate or complete.

Information as of market close on April 15, 2024:

Bloomberg Ticker Symbol:	XBI UP
Current Share Price:	$86.35
52 Weeks Ago:	$81.83
52 Week High (on 2/27/2024):	$102.89
52 Week Low (on 10/27/2023):	$64.12

The following graph shows the daily closing prices of the XBI Shares for the period from January 1, 2019 through April 15, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XBI Shares for each quarter in the same period. The closing price of the XBI Shares on April 15, 2024 was $86.35. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XBI Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XBI Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the SPDR® S&P® Biotech ETF – Daily Closing Prices January 1, 2019 to April 15, 2024

*The black solid line indicates the coupon threshold level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

April 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Biotech ETF (CUSIP 78464A870)	High ($)	Low ($)	Period End ($)
2019
First Quarter	91.92	71.21	90.54
Second Quarter	93.80	79.44	87.71
Third Quarter	88.89	76.25	76.25
Fourth Quarter	98.46	74.65	95.11
2020
First Quarter	98.35	65.95	77.44
Second Quarter	114.17	73.26	111.95
Third Quarter	120.36	103.87	111.43
Fourth Quarter	151.14	110.36	140.78
2021
First Quarter	173.99	129.36	135.65
Second Quarter	139.69	122.48	135.40
Third Quarter	138.49	118.69	125.71
Fourth Quarter	134.15	108.77	111.96
2022
First Quarter	115.44	81.07	89.88
Second Quarter	96.09	62.81	74.27
Third Quarter	94.90	75.06	79.32
Fourth Quarter	85.66	76.72	83.00
2023
First Quarter	91.97	73.13	76.21
Second Quarter	90.23	75.38	83.20
Third Quarter	85.76	71.88	73.02
Fourth Quarter	90.86	64.12	89.29
2024
First Quarter	102.89	87.05	94.89
Second Quarter (through April 15, 2024)	93.85	86.35	86.35

This document relates only to the securities offered hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

April 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

“Standard & Poor’s®”, “S&P®”, “SPDR®” and “S&P® Biotechnology Select Industry Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Biotechnology Select Industry Index. The S&P® Biotechnology Select Industry Index (Bloomberg ticker: SPSIBI) is managed by S&P® and is a modified equal weighted index designed to measure the performance of stocks in the S&P® Total Market Index that are classified as part of the Biotechnology sub-industry under the Global Industry Classification Standard.

April 2024 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the KRE Shares is accurate or complete.

Information as of market close on April 15, 2024:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$46.34
52 Weeks Ago:	$43.57
52 Week High (on 12/14/2023):	$53.82
52 Week Low (on 5/4/2023):	$36.08

The following graph shows the daily closing prices of the KRE Shares for the period from January 1, 2019 through April 15, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on April 15, 2024 was $46.34. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the KRE Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the KRE Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the SPDR® S&P® Regional Banking ETF — Daily Closing Prices January 1, 2019 to April 15, 2024

*The black solid line indicates the coupon threshold level, which is 70% of the initial share price, and the red solid line indicates the downside threshold level, which is 60% of the initial share price.

April 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2019
First Quarter	57.21	47.38	51.34
Second Quarter	56.64	50.22	53.43
Third Quarter	55.41	48.23	52.79
Fourth Quarter	59.22	50.18	58.25
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter (through April 15, 2024)	49.35	46.34	46.34

This document relates only to the securities offered hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

April 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

April 2024 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Share underlying index:

With respect to the GDX Shares, the NYSE Arca Gold Miners Index

With respect to the XBI Shares, the S&P® Biotechnology Select Industry Index

With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index

Share underlying index publisher:	With respect to the GDX Shares, ICE Data Indices, LLC, or any successor thereof With respect to each of the XBI Shares and the KRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment or payment at maturity made on that postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2024 Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be

April 2024 Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal

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Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury

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All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5

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Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and, therefore, could increase (i) the call threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares) and (iii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

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Contingent Income Auto-Callable Securities due April 28, 2027, with 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck® Gold Miners ETF, the SPDR® S&P® Biotech ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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